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NABI                                                                  EXHIBIT 21
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                                                  SUBSIDIARIES OF THE REGISTRANT


         Set forth below is a listing of all of the existing subsidiaries of the Registrant. The Registrant owns 100% of the stock of each of the subsidiaries listed below.


        SUBSIDIARIES                          STATE OR  NATION OF INCORPORATION
        ------------                          ---------------------------------

        NABI Foreign Sales, Ltd............   Barbados, West Indies

        BioMune Corporation...............    Delaware

        NABI Finance, Inc.................    Delaware








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